EXHIBIT 10.4




                       AMENDMENT NO. 1 TO LETTER AGREEMENT

     AGREEMENT made as of the 9th day of August, 2002, by and between BioSphere Medical, Inc. (the "Company") and John M. Carnuccio (the "Executive").

     WHEREAS, the Executive and the Company entered into a letter agreement dated May 31, 2002 (the "Letter Agreement") pursuant to which the Executive confirmed his intention to resign from the Company effective September 1, 2002, and further provided for an amicable separation of the Executive from the Company and established the terms of the Executive's separation; and

     WHEREAS, the parties desire to amend certain of the terms of the Letter Agreement to provide that the Executive shall resign, effective as of the date hereof, from all positions that he currently holds with the Company, and the Company desires to accept such resignation; and

     WHEREAS, the Executive desires to remain an employee of the Company until the Separation Date (as such term is defined in the Letter Agreement), and the Company desires to continue to employ the Executive until the Separation Date.

     NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

     1. RESIGNATION. Effective as of the date hereof, the Executive hereby resigns from the positions of President, Chief Executive Officer and member of the Board of Directors of the Company, as well as from all other positions that the Executive holds with the Company and any and all subsidiaries and affiliates of the Company, provided that the Executive shall continue to remain an employee of the Company through the Separation Date. As of the date hereof, the Executive has executed a resignation letter in the form attached hereto as Exhibit A.

     2. CONTINUATION OF LETTER AGREEMENT. Except as expressly provided herein, the terms of the Letter Agreement shall remain if full force and effect.

     3. COUNTERPARTS. This Agreement may be executed in two (2) signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement as of the date written above.

                                                     COMPANY:

                                                     BIOSPHERE MEDICAL, INC.



                                                     By: /s/ Paul Looney
                                                         -----------------------
                                                     Name:  Paul Looney
                                                     Title:   Board Member


                                                     EXECUTIVE:

                                                     /s/ John M. Carnuccio
                                                         -----------------------
                                                     John M. Carnuccio


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                          [Form of Resignation Letter]
                               August [___], 2002


Mr. Paul Looney
Chairman of the Board of Directors
BioSphere Medical, Inc.
1050 Hingham Street
Rockland, MA 02370

Dear Mr. Looney:

I hereby resign from my positions as President, Chief Executive Officer and as a member of the Board of Directors of BioSphere Medical, Inc. (the "Company") and from all other positions that I hold of the Company and its subsidiaries and/or affiliates.

Notwithstanding this resignation, I understand that I will remain an employee of the Company until September 1, 2002, and that the letter agreement dated May 31, 2002 relating to the terms of my severance will remain in full force and effect.

                                                     Very truly yours,

                                                     John M. Carnuccio